Exhibit 10.15

AMENDED AND RESTATED SECURITY AGREEMENT

1.        Grant of Security Interest.        For valuable consideration, the undersigned GLOBAL WATER RESOURCES L.L.C., a Delaware limited liability company, (“Debtor”), hereby grants and transfers to U.S. BANK NATIONAL ASSOCIATION, as trustee under the below described Indenture (“Trustee”) a security interest in Debtor’s right to receive the Income Available for Debt Service (collectively, the “Collateral”), all as defined in that certain Loan Agreement dated as of December 1, 2006 (the “2006 Loan Agreement”) as amended by that certain First Amendment to Loan Agreement dated as of November 1, 2007 (the “First Amendment to Loan Agreement”), as further amended by that certain Second Amendment to Loan Agreement dated as of August 1, 2008 (the “Second Amendment to Loan Agreement” and together with the 2006 Loan Agreement and the First Amendment to Loan Agreement, collectively, the “Loan Agreement”) between Debtor as Borrower, The Industrial Development Authority of the County of Pima, as issuer (the “Issuer”) and Trustee, which Loan Agreement allows Borrower to incur additional indebtedness under certain circumstances using the Collateral as security.

“Collateral” as used herein further includes the proceeds of whatever is receivable or received when any of the Collateral or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”).

2.        Obligations Secured.        The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to the Issuer and Trustee with respect to that certain issuance of (i) Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”) by the Issuer in the principal amount of $36,495,000, (ii) Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007 by the Issuer in the principal amount of $54,135,000 (the “Series 2007 Bonds”), and (iii) Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008 by the Issuer in the principal amount of $24,550,000 (the “Series 2008 Bonds, and together with the Series 2006 Bonds and the Series 2007 Bonds, collectively, the “Bonds”) including the Loan Agreement and Debtor’s Project Note, the Series 2007 Project Note and the Series 2008 Project Note, executed and delivered to Trustee to evidence Debtor’s payment obligations under the Loan Agreement, and the Trust Indenture dated as of December 1, 2006 (the “2006 Indenture”) as supplemented by that certain First Supplemental Trust Indenture, dated as of November 1, 2007 (the “First Supplemental Indenture”) as further supplemented by the Second Supplemental Trust Indenture (the “Second Supplemental Indenture”, and together with the 2006 Indenture and the First Supplemental Indenture, collectively, the “Indenture”), between the Issuer and the Trustee, providing for the issuance of the Bonds, and (b) all obligations of Debtor and rights of Trustee under this Agreement. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor heretofore, now or hereafter made, incurred or created in connection with the Loan Agreement. This Security Agreement secures and is subject to the provisions of the Loan Agreement.

3.        Termination.        This Agreement will terminate upon the performance of all obligations of Debtor to the Issuer and Trustee, including the payment of all Indebtedness of Debtor to the Issuer and Trustee.

4.        Obligations of Trustee.        Trustee has no obligation to make any loans hereunder. Any money received by Trustee in respect of the Collateral may be deposited, at Trustee’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

5.        Representations and Warranties.        Debtor represents and warrants to Trustee that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Trustee are complete and accurate in every respect; (b) Debtor, upon distribution of the Income Available for Debt Service, has the right to possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, and, subject to the existing rights of Wells Fargo under the Wells Fargo Credit Agreement (as such terms are defined in the Loan Agreement) and the terms of the Second Amended and Restated Intercreditor Agreement between Wells Fargo Bank, N.A. and the Trustee dated October 1, 2008 (the “Intercreditor Agreement”), free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Trustee, or as heretofore disclosed by Debtor to Trustee, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; and (f) no financing statement covering any of the Collateral or Proceeds which names any secured party other than Trustee, is on file in any public office.

6.        Covenants of Debtor.

(a)        Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify the Issuer and Trustee against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Trustee in the perfection and preservation of the Collateral or Trustee’s interest therein and/or the realization, enforcement and exercise of Trustee’s rights, powers and remedies hereunder; (iv) to permit Trustee to exercise its powers; (v) to execute and deliver such documents as Trustee reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (vi) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Trustee prior written notice thereof; (vii) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Trustee prior written notice of the address to which Debtor is moving same; and (viii) to cooperate with Trustee in perfecting all security interests granted herein and in obtaining such agreements (subject to the terms of the Intercreditor Agreement,) from third parties as Trustee reasonably deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)        Debtor agrees with regard to the Collateral and Proceeds, unless Trustee agrees otherwise in writing and subject to the terms of the Intercreditor Agreement: (i) that Trustee is authorized to file financing statements in the name of Debtor to perfect Trustee’s security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Trustee; (iii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business; (iv) to permit Trustee to inspect the Collateral at any time upon reasonable prior notice; (v) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Trustee to inspect the same and make copies thereof at any reasonable time; (vi) to give only normal allowances and credits and to advise Trustee thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (vii) from time to time, when requested by Trustee, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Trustee all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (viii) in the event Trustee elects to receive payments of rights to payment or Proceeds hereunder, to pay all reasonable expenses incurred by Trustee in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (ix) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7.        Powers of Trustee.        Debtor appoints Trustee its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Trustee’s officers and employees, or any of them, upon an Event of Default, and subject to the terms of the Intercreditor Agreement: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to others of Trustee’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquaintances and compromise disputes in connection therewith; (d) to resort to security in any order; (e) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Trustee’s interest in the Collateral and Proceeds; (f) to receive, open and read mail addressed to Debtor with respect to the Collateral; (g) to take cash, instruments for the payment of money and other property to which Trustee is entitled; (h) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (i) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (i) to exercise all rights, powers and remedies’ which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (j) to enter onto Debtor’s premises in inspecting the Collateral upon reasonable prior notice; (k) to preserve or release the interest evidenced by chattel paper to which Trustee is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (1) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Trustee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.        Payment of Premiums, Taxes, Charges, Liens and Assessments.    Debtor agrees to pay, prior to delinquency and as applicable, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Trustee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Trustee shall be obligations of Debtor to Trustee, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.        Events of Default.    The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default this Agreement, or any of the agreements relating to the Loan Agreement, the Project Note, the Series 2007 Project Note, the Series 2008 Project Note or the Bonds; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) except as in favor of Wells Fargo under the Wells Fargo Credit Agreement or as otherwise allowed by the Intercreditor Agreement, any impairment of the rights of Trustee in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor; and (e) Trustee, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10.        Remedies.    Upon the occurrence of any Event of Default, and in accordance with the terms of the Loan Agreement and the agreements related to the Loan Agreement, the Project Note, the Series 2007 Project Note and the Bonds. Trustee shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Trustee shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Arizona Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Trustee, and (b) to sell, lease, license or otherwise dispose of any or all Collateral, but in no event upon less than ten (10) days written notice to Debtor. All rights, powers, privileges and remedies of Trustee shall be cumulative. No delay, failure or discontinuance of Trustee in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Trustee of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists and subject to the terms of the Intercreditor Agreement: (a) Debtor will deliver to Trustee from time to time, as requested by Trustee, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Trustee; and (c) at Trustee’s request, Debtor will assemble and deliver all books and records pertaining to the Collateral, to Trustee at a reasonably convenient place designated by Trustee. With respect to any sale or other disposition by Trustee of any Collateral subject to this Agreement, and subject to the terms of the Intercreditor Agreement, Debtor hereby expressly grants to Trustee the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Trustee shall have no obligation to process or prepare any Collateral for sale or other disposition.

11.        Disposition of Collateral and Proceeds; Transfer of Indebtedness.    In disposing of Collateral hereunder, Trustee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Trustee to the payment of expenses incurred by Trustee in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Trustee toward the payment of the Indebtedness in such order of application as Trustee may, subject to the terms of the Project Note, the Series 2007 Project Note and the Loan Agreement and the agreements related to the Bonds, from time to time elect. Upon the transfer of all or any part of the Indebtedness, Trustee may transfer all or any part of the Collateral or Proceeds in accordance with this Agreement and the Arizona Uniform Commercial Code and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Trustee hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Trustee shall retain all rights, powers, privileges and remedies herein given.

12.        Statute of Limitations.    Until all Indebtedness shall have been paid in full and all commitments by Trustee or Issuer to extend credit to Debtor under any bonds, if any, have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Trustee hereunder shall continue to exist and may be exercised by Trustee at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations.

13.        Miscellaneous.    Debtor hereby waives any right to require Trustee to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.        Notices.    All notices, requests and demands required under this Agreement must be in writing, addressed to Trustee at the address specified in any other documents relating to the Bonds issued by the Issuer, or entered into between Debtor and Trustee and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.        Costs, Expenses and Attorneys’ Fees.    Debtor shall pay to Trustee immediately upon demand the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Trustee’s in-house counsel), expended or incurred by Trustee in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Trustee or any other person) relating to Debtor or in any way affecting any of the Collateral or Trustee’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Trustee’s Prime Rate in effect from time to time. No such payment shall be due if Trustee is at fault with respect to such matter, Trustee has breached this Agreement, any loan agreement, or any of the documents entered into as contemplated or required by any loan agreement, or in the event of Trustee’s negligence or willful misconduct. There shall likewise be no payment due if it is determined that Trustee wrongfully asserted a claim for enforcement hereunder.

16.        Successors; Assigns; Amendment.    This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Trustee and Debtor.

17.        Severability of Provisions.    If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18.        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. All rights of the Trustee hereunder are subject to the terms of the Intercreditor Agreement.

Debtor warrants that Debtor is an organization organized under the laws of the State of Delaware.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 21410 N. 19th Avenue, Suite 201, Phoenix, Arizona 85027, Attn: Trevor Hill.

IN WITNESS WHEREOF, this Agreement has been duly executed as of October 1, 2008.

DEBTOR

GLOBAL WATER RESOURCES, L.L.C., a Delaware limited liability company

By:	Levine Investments Limited Partnership, Member

	By:	/s/ William S. Levine
William S. Levine General Partner

	By:	/s/ Trevor Hill
Trevor Hill Member

	By:	/s/ Leo Commandeur
Leo Commandeur Member

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